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                                                                EXHIBIT 10.37

                   JULY, 1999 MODIFICATION TO SECOND AMENDED AND
                              RESTATED LOAN AGREEMENT

          This July, 1999 Modification to Second Amended and Restated Loan Agreement is entered into as of July 2, 1999 (this "Agreement"), by and between Image Guided Technologies, Inc., a Colorado corporation, and Springfield Surgical Instruments, a Massachusetts corporation (collectively, "Seller"), and Silicon Valley Financial Services, a division of Silicon Valley Bank ("Buyer").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, a Second Amended and Restated Loan Agreement, dated April 8, 1999, by and between Seller and Buyer (as amended, the "Loan Agreement"). Capitalized items used without definition herein shall have the meanings assigned to them in the Loan Agreement.

Hereinafter, all obligations owing by Seller to Buyer shall be referred to as the "Obligations" and the Loan Agreement and any and all other documents executed by Seller in favor of Buyer shall be referred to as the "Existing Documents."

2.   DESCRIPTION OF MODIFICATIONS TO THE LOAN AGREEMENT.

     a. The final sentence of Section 2.2 of the Loan Agreement is amended by deleting the reference to "One Million Five Hundred Thousand and No/100**** Dollars ($1,500,000.00)" contained therein and by substituting therefor a reference to "Six Hundred Thousand and No/100**** Dollars ($650,000.00)."

     b. Notwithstanding anything to the contrary contained in the Loan Agreement, Buyer shall have no obligation to purchase any receivable as to which either Snap-on Technologies, Inc. or Brewco is the account debtor, such constituting ineligible receivables under the Loan Agreement.

3. NO DEFENSES OF SELLER. Seller agrees that, as of this date, it has no defenses against and of the Obligations.

4. CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Loan Agreement, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified hereby, the forms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Indebtedness pursuant to this Agreement shall in no way obligate Buyer to make any future modifications to the Loan Agreement or the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of

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Buyer and Seller to retain as liable parties all makers and endorsers of
Existing Documents, unless the party is expressly released by Buyer in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to any subsequent modifications of the Loan Agreement.

This Agreement is executed as of the date first written above.


SELLER:                                    BUYER:

Image Guided Technologies, Inc.            Silicon Valley Financial Services, a
                                           division of Silicon Valley Bank


By:                                        By:
  ---------------------------                 -----------------------
Name:                                      Name:
     ------------------------                    --------------------
Title:                                     Title:
      -----------------------                    --------------------



Springfield Surgical Instruments

By:
  ---------------------------
Name:
     ------------------------
Title:
      -----------------------

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